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                                                                      Exhibit 24

                           FORM OF POWER OF ATTORNEY
                           -------------------------

     The undersigned certifies that he is a Director of Unisource Worldwide, Inc. ("Unisource").

     The undersigned hereby appoints each of Hugh G. Moulton and Thomas A. Decker as his attorneys-in-fact, each with the power of substitution, to execute, on his behalf the foregoing registration statement on Form S-8, for filing with the Securities and Exchange Commission ("SEC"), and to execute any and all amendments to said registration statement, and to do all such other acts and execute all such other documents which said attorney may deem necessary or desirable.


     Dated this ________________ day of ___________, 199__.


                                  ______________________________________________
                                               [Name of Director]